   Form of Amended Schedule A to the Transfer Agency and Accounting Services
                                   Agreement

                                                                       (h)(i)(A)

                                                            Dated: April 4, 2001
                                  SCHEDULE A
                                    TO THE
               TRANSFER AGENCY AND ACCOUNTING SERVICE AGREEMENT
                                    BETWEEN
                             THE FIFTH THIRD BANK
                                      AND
                               FIFTH THIRD FUNDS

     The following sets forth the list of Funds included and the compensation paid by the Funds to Fifth Third Bank for its services under the Transfer Agency and Accounting Services Agreement:

I.   Funds
     -----

     (a)  Money Market Funds

Fifth Third Government Money Market Fund
Fifth Third Prime Money Market Fund
Fifth Third Tax Exempt Money Market Fund
Fifth Third U.S. Treasury Money Market Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third Institutional Money Market Fund
Fifth Third Michigan Municipal Money Market Fund
Fifth Third Ohio Tax Exempt Money Market Fund


     (b)  Fluctuating Net Asset Value Funds

Fifth Third Quality Growth Fund
Fifth Third Equity Income Fund
Fifth Third Pinnacle Fund
Fifth Third Balanced Fund
Fifth Third Mid Cap Fund
Fifth Third International Equity Fund
Fifth Third Technology Fund
Fifth Third Intermediate Bond Fund
Fifth Third Long Term Bond Fund
Fifth Third U.S. Government Securities Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Strategic Income Fund
Fifth Third Multicap Fund
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Fifth Third Worldwide Fund
Fifth Third Microcap Fund
Fifth Third International GDP Fund
Fifth Third Small Cap Growth Fund
Fifth Third Large Cap Growth Fund
Fifth Third Equity Index Fund
Fifth Third Large Cap Value Fund
Fifth Third Short Term Bond Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Municipal Bond Fund

II.  Compensation
     ------------

     (a)  Transfer Agency Fees

          (1) Accounts Maintained on Fifth Third Bank's System (other than the International Equity Fund)


Base Fee (omnibus accounts only):                     $300.00 per month per
---------------------------------
                                                         Fund per Class


Transaction Charges (omnibus accounts only):          $4.50 per transaction
-------------------------------------------


     The monthly fee for omnibus accounts is limited to a maximum of $800.00 per Fund per class.

Per Account Charges
-------------------
(fully disclosed/non-omnibus accounts):          $21.00 per account per year for
---------------------------------------
                                                 Money Market Funds $18.00 per
                                                 account per year for
                                                 Fluctuating net Asset Value
                                                 Funds

(2) Accounts Maintained on a Sub-Transfer Agent's System (other than the International Equity Fund, Accounts of the Pinnacle Fund in existence as of date of reorganization, or Fund Direct Accounts).

     $25.00 per account per year. The minimum monthly fee per Fund per month shall be $600.00

(3)  International Equity Fund

     Flat Fee: $18,000.00 annually to be paid by the Fund in equal monthly
     ---------
     amounts of $1,500.00.
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     Per Account Charges:  $16.00 per account per year.
     --------------------

(4)  Pinnacle Fund Accounts in Existence As of Date of Reorganization


     Flat Fee: $18,000.00 annually to be paid by the Fund in equal monthly amounts of $1,500.00.

     Per Account Charges:  $17.50 per account per year.
     --------------------


(5)  Fund Direct Accounts

     Per Account Charges (per Fund/Class):       $21.00 per account per year for
     ------------------------------------
                                                 Money Market Funds $18.00 per
                                                 account per year for
                                                 Fluctuating Net Asset Value
                                                 Funds

The fee for Fund Direct Accounts is subject to a minimum fee of $1,500 per month per Fund/Class.

     In addition to the above transfer agent fees, the Funds will reimburse Fifth Third Bank for certain out-of-pocket costs, including items such as expenses for postage, forms, statements, record storage, printing, communication lines, statement mailings, confirmations and other shareholder correspondence and any assessments taxes or levies assessed on the transfer agent for services provided under the contract. These out-of-pocket expenses will be charged to the Funds at Fifth Third Bank's costs. Fifth Third Bank will not mark up any of these charges to the Funds.

     (b)  Fund Accounting Fees (Per Fund Per Year)

          (1)  All Fund Except International Equity Fund

            Assets                                          Fees
           --------                                         ----

         Up to $500 million                                0.020%
         Over $500 million and up to $1 billion            0.015%
         Over $1 billion                                   0.010%

     There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

          (2)  International Equity Fund
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     0.050% of Fund assets, with a minimum fee of $50,000.00 per year.

In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.


FIFTH THIRD FUNDS                  FIFTH THIRD BANK

By:____________________            By:_________________________
Stephen G. Mintos                  Name:
President                          Title: Vice-President